Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Comcast Corporation of our report dated March 25, 2002 relating to the combined financial statements of AT&T Broadband Group, which appears in the Current Report on Form 8-K/A of Comcast Corporation to be filed on December 13, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
New York, New York
December 11, 2002